                                                                    EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-86888) of NorthWestern Corporation of our report dated February 22, 2002 relating to the combined financial statements and financial statement schedule of NorthWestern Energy, L.L.C., and related subsidiaries and business trusts, consisting of the utility operations of The Montana Power Company, Montana Power Capital I, Discovery Energy Solutions, Inc., Canadian-Montana Pipe Line Corporation, Montana Power Services Company, One Call Locators, LLC., Montana Power Natural Gas Funding Trust and Colstrip Community Services Company, (collectively referred to as the 'Utility'), which appears in NorthWestern Energy, L.L.C.'s annual report on Form 10-K incorporated by reference to NorthWestern Corporation's Current Report on Form 8-K, dated and filed with the SEC on August 16, 2002. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon

September 9, 2002